                                    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement (definitive proxy to be filed on or about July 22, 2002)
[   ]    Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                                    FRONTIER AIRLINES, INC.
                       (Name of Registrant as Specified in Its Charter)

                (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14-a(6)(i)(2), or Item 22(a
         (2) of Schedule 14A
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,

         1)       Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3)       Per unit price or other underlying value of transaction computed pursuant to  Exchange  Act Rule 0-11  (set forth  the  amount  on which  the  filing fee is  calculated  and  state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange act Rule 0-11(a)(2)
         and  identify  the filing for which the offsetting fee was paid  previously.  Identify the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                                    FRONTIER AIRLINES, INC.
                                        7001 Tower Road
                                      Denver, CO 80249-7312

                             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FRONTIER AIRLINES, INC.:

You are invited to attend the 2004 Annual Meeting of Shareholders of Frontier Airlines, Inc., a
Colorado corporation, which will be held on Thursday, September 9, 2004 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver, Colorado for the following purposes:

1.       To elect nine directors to the Frontier Airlines, Inc. Board of Directors.

2.       To consider and vote upon a proposal to approve the Frontier Airlines, Inc. 2004 Equity
         Incentive Plan.

3.       To transact any other business which is properly presented at the Annual Meeting or any adjournment of that meeting.

All shareholders of record on July 8, 2004 are invited to attend and vote at the meeting.  A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any Frontier Airlines shareholder at our principal offices located at Frontier
Center One, 7001 Tower Road, Denver, Colorado for purposes germane to the Annual Meeting, during normal business hours from July 23, 2004 until the Annual Meeting.

We invite you to attend the meeting and look forward to seeing you there.  Representation of at least a majority of all outstanding shares is required to conduct the meeting.  Accordingly, it
is important that your shares be represented at the meeting.   WHETHER OR NOT YOU PLAN TO ATTEND
THE MEETING PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND FOLLOW THE INSTRUCTIONS ON THE
ENCLOSED PROXY CARD TO VOTE BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING PROMPTLY
THE ENCLOSED PROXY CARD.  Even if you have given your proxy, you may still attend the meeting, revoke your proxy, and vote in person.  Your vote is important and we appreciate your cooperation in considering and acting upon these matters.

By order of the Board of Directors
July 23, 2004

FRONTIER AIRLINES, INC.

David Sislowski
Secretary

                                    SHAREHOLDER COMMUNICATIONS

Our Proxy Statement and Annual Report on Form 10-K are available electronically.  You can elect to receive and access these materials and other shareholder communications electronically instead of by mail.  With electronic delivery, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail.  Electronic delivery of these materials also allows Frontier to conserve natural resources, significantly reduce its printing and mailing costs, eliminates duplicate mailings, and reduces the number of bulky documents in your personal files.  If you would like electronic delivery in the future, please vote online at www.eproxy.com/frnt and when prompted, indicate that you agree to receive future shareholder communications electronically.

The Securities and Exchange Commission allows companies, brokers, and other intermediaries to satisfy the proxy statement delivery requirements by delivering only one copy of the proxy statement materials, other than the proxy card, to two or more shareholders sharing the same address.  This is commonly referred to as "householding" and potentially results in extra convenience for you and cost savings to
us.  Through householding, shareholders of record with the same address and same last name will receive only one copy of Frontier's Proxy Statement and Annual Report unless you notify us that you want to continue receiving individual copies.

If you participate in householding, you will continue to receive separate proxy cards.  If you are eligible for householding, but you and other shareholders of record sharing an address receive multiple copies of the Proxy Statement and Annual Report, or if you hold stock in more than one account, and you want to receive only one copy of the Proxy Statement and Annual Report for your household, please contact
Mellon Investor Services, 85 Challenger Road, Ridgefield Park, NJ  07660, or Mellon Investor Information
at 800-851-9677.  Beneficial owners of Frontier common stock can request information on householding from their banks, brokers, or other holders of record.  If at any time you do not want to participate in householding and want to receive separate copies of the Proxy Statement and Annual Report, please contact
Mellon Investor Services or your broker if you hold your shares through a brokerage account.

                                    WEBCAST OF ANNUAL MEETING

Frontier is pleased to offer a webcast of its 2004 Annual Meeting.  You can access the webcast through the "Investor Relations" section of Frontier's website at www.frontierairlines.com.  Please access the website prior to the meeting and allow time to register for the webcast and download any necessary software. The webcast replay and the accompanying PowerPoint slide presentation will be available on the website for seven days following the meeting. You will not be able to vote your shares via the webcast.
If you plan to listen to the webcast, please submit your vote before the meeting using one of the methods described in the Proxy Statement materials.

                              Please Read the Entire Proxy Statement Carefully
                                       Prior to Returning Your Proxy

                                          FRONTIER AIRLINES, INC.
                                              7001 Tower Road
                                           Denver, CO 80249-7312
                                              PROXY STATEMENT
                                                    for
                                    2004 Annual Meeting of Shareholders

                                                  GENERAL

This Proxy Statement and form of proxy are furnished in connection with the solicitation of proxies by Frontier Airlines, Inc. ("Frontier") on behalf of its Board of Directors, for the 2004 Annual
Meeting of Shareholders, which will be held on Thursday, September 9, 2004 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver, Colorado, and any adjournment of that meeting.
This Proxy Statement and form of proxy, together with Frontier's Annual Report on Form 10-K, are being sent to shareholders on or about July 29, 2004.

Frontier will pay the costs of soliciting proxies. In addition to solicitation by mail, Frontier's regular employees may solicit proxies by personal interview, telephone, facsimile, e-mail, or other electronic means.  These employees will not receive any additional compensation for soliciting activities.  Frontier will reimburse brokers and other nominees their reasonable expenses for soliciting proxies or authorizations from beneficial owners or forwarding proxy material to beneficial owners.

                       SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXY

Shareholders of record at the close of business on July 8, 2004 may vote at the Annual Meeting.  On
July 8, 2004, 35,609,942 shares of Frontier's common stock were outstanding and entitled to vote at the Annual Meeting. Shareholders of record will have one vote for each share they hold on the matters to be voted on.

You may vote either in person at the Annual Meeting or by proxy using one of the following methods:

         Vote through the Internet at www.eproxy.com/frnt.
         Vote by telephone using the toll free number listed on the proxy card.
         Complete and return the written proxy card by mail.

Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is
11:59 p.m., Eastern Time, on September 8, 2004.  The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm your instructions were properly recorded.  If you have Internet access, Frontier encourages you to vote by Internet.  It is convenient and saves Frontier significant postage and processing costs.  For additional instructions on voting, please see your enclosed proxy card.

The presence of a majority of the total outstanding shares of common stock entitled to vote, in person or by proxy, constitutes a quorum and is necessary to conduct business at the Annual Meeting.
Abstentions and broker-dealer non-votes will be counted as "shares present" in determining whether this quorum has been reached.  Assuming a quorum exists, the affirmative vote of a majority of the shares represented and entitled to vote at the meeting is necessary to elect directors, approve the 2004 Equity
Incentive Plan, and to approve other matters subject to vote at the Annual Meeting.

Submitting your proxy will not affect your right to attend the meeting and vote in person.  You may vote all your eligible shares in person at the meeting, and your vote will revoke any proxy you previously granted.  You may also revoke your proxy by sending written notice to Frontier's Corporate Secretary or by submitting a subsequent proxy before the Annual Meeting.

Your proxy authorizes the persons named to vote your shares in the manner you direct.  You may vote for all, some, or none of the director nominees and you may choose to vote for the approval of the 2004 Equity
Incentive Plan or choose to withhold your vote.  If you return your proxy without specifying how to vote, the persons named as proxies will vote your shares for the election of directors as described in Proposal
1 - Election of Directors and for the approval of the 2004 Equity Incentive Plan as described in Proposal
2 - Approval of the 2004 Equity Incentive Plan. The proxies will use their best judgment regarding other matters that properly come before the meeting.  Frontier is not aware of any matters, other then those discussed in this Proxy Statement, which will be presented at the meeting.

                                                 PROPOSAL 1
                                           ELECTION OF DIRECTORS

Nine directors are standing for election or re-election to Frontier's Board of Directors (the "Board").
The nominees for the Board are Samuel D. Addoms, Hank Brown, D. Dale Browning, Paul S. Dempsey, Patricia
A. Engels, William B. McNamara, B. LaRae Orullian, Jeff S. Potter, and James B. Upchurch.  Each of these nominees is currently a member of the Board of Directors and, with the exception of Ms. Engels, was elected to the Board of Directors at Frontier's 2003 Annual Meeting of Shareholders.  Frontier's Articles of
Incorporation and Bylaws authorize the Board to increase or decrease its size.  In April 2004, the Board increased its size to nine members and appointed Ms. Engels to fill the new position.

Each of these nominees, if elected, will serve a one-year term from the date of election until the next annual meeting of shareholders and thereafter until his or her successor is elected and qualified.  If there is a vacancy or addition of members to the Board, Frontier's Bylaws allow the Board to appoint new members to fill the positions.

The Board of Directors recommends a vote "FOR" all nominees.  As of the date of this Proxy Statement, the
Board is not aware that any nominee is unable or will decline to serve as a director.  If a nominee is unable to or declines to serve as a director, the Board will designate a substitute nominee. If you submitted a proxy and a substitute nominee is designated, the proxy holders will vote for the election of the substitute nominee.

Under Frontier's Bylaws, the election of directors requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

                                    Nominees to Board of Directors

The following is biographical and other information as of July 8, 2004, about the current and proposed members of the Board.

Samuel D. Addoms
Age 64
Director since May 1994

Mr. Addoms became Chairman of the Board of Frontier in 2001, having previously served as President, Chief
Executive Officer, and Chief Financial Officer of Frontier.  Mr. Addoms served as Executive Vice President,
Treasurer and a director of Frontier during its early development in 1993 through September 1994, when he became President of Frontier.  He became Chief Executive Officer effective January 1, 1995, and assumed the position of Chief Financial Officer upon resignation of Frontier's prior Chief Financial Officer on June 30,
2001.  He retired from his executive positions in April 2002.  His 40 years of management experience include positions as President and Vice President-Finance of Monfort of Colorado, President of the Denver National
Bank and Vice President of Continental Illinois National Bank in Chicago.

Hank Brown
Age 64
Director since May 2003

Mr. Brown is the President and Chief Executive Officer of the Daniels Fund, a charitable foundation. Prior to that position, he served as President of the University of Northern Colorado from 1998 to 2002.  From 1990 to 1997, Mr. Brown served as a United States Senator from the State of Colorado.  From 1980 to 1990, Mr.
Brown served five consecutive terms in the U. S. House of Representatives, representing Colorado's 4th
Congressional District. Mr. Brown's public service also included serving in the Colorado Senate from 1972-1976.
He served as a vice president for Monfort of Colorado for 11 years from 1969 to 1980, and holds a Bachelor of
Science degree in accounting, a Juris Doctorate degree from the University of Colorado, and a Master of Law degree from George Washington University. Mr. Brown is a certified public accountant and also serves on the board of directors of Sensient Technologies, StarTek, Inc., and Sealed Air Corporation.

D. Dale Browning
Age 67
Director since July 1996

Mr. Browning is a retired bank and bankcard executive.  Mr. Browning served from 1995 to 2001 as President and Chief Executive Office of ProCard, Inc., Golden, Colorado, and from 1993 to 1995 as a Senior Consultant to Visa International.  He was President and Chief Executive Officer of the Colorado National Bank of Denver
from 1986 through 1993, having concurrently served as Vice Chairman and Chief Operating Officer of Colorado
National Bankshares and as Chief Executive Officer of Rocky Mountain BankCard System.  In 1982 he founded
Plus System, Inc., an international automatic teller machine network, and served as President of that company until 1993.  Mr. Browning has served as a director of Central States Indemnity Company of Omaha since 1995.

Paul S. Dempsey
Age 53
Director since July 1994

Dr. Dempsey has been Vice-Chair of the Board of Directors since 1996.  Dr. Dempsey is the Tomlinson Professor of Global Governance in Air & Space Law, and Director of the Institute of Air & Space Law at McGill University
in Montreal, Canada.  Dr. Dempsey previously served as Professor of Law and Director of the Transportation Law
Program at the University of Denver in Colorado and Director of the National Center for Intermodal Transportation.
He served as Legal Advisor to the Chairman, U.S. Interstate Commerce Commission, in 1981 and 1982; Attorney-
Advisor to the former Civil Aeronautics Board's Office of General Counsel, and its Bureau of Pricing and Domestic
Aviation, 1977-1979; and Attorney-Advisor to the Interstate Commerce Commission's Office of Proceedings, 1975-1977.
Dr. Dempsey holds the following degrees:  A.B.J., J.D., University of Georgia; LL.M., George Washington University;
and D.C.L., McGill University.  A Fulbright Scholar, he has authored in excess of 50 law review articles, numerous editorials for the news media and various books on topics relating to air transportation.

Patricia A. Engels
Age 53
Director since April 2004

Ms. Engels recently served as Executive Vice President, Products and Marketing for Qwest in Denver, Colorado,
where she was responsible for the product management, marketing and pricing of Qwest's $14 billion voice, data, and Internet Protocol product portfolio.  Ms. Engels has extensive senior leadership experience with Fortune
500 companies including EDS Corporation, SBC Communications, Ameritech Corporation, and United Airlines.  During
her tenure with United, Ms. Engels served in several capacities including President and CEO of Mileage Plus, Inc.,
Vice President of Market Development, and Director of Market Planning.

William B. McNamara
Age 71
Director since May 1996

Mr. McNamara is a retired executive with 35 years' of airline experience, specializing in financial management.
He most recently served with Continental Airlines, Inc. from 1987 to 1994 as Vice President-Finance.  From 1983 to 1987, he was Staff Vice President-Finance with New York Air, Inc.  From 1961 to 1983, he served in a succession of positions with Trans World Airlines, Inc., including service as Staff Vice President-Marketing Administration.

B. LaRae Orullian
Age 71
Director since July 1994

Ms.  Orullian  served as Chair of the Board of  Directors  of  Frontier  from 1995 until  2001,  when she became
Vice Chair. A long-time  banker,  she is President of Guaranty  Corporation,  a Colorado bank holding company, and is Vice Chair of Guaranty  Bank and Trust,  a commercial  bank.  From 1999 to 2003,  she served on the Board of Directors  and Audit  Committee of Anthem,  Inc., a publicly  traded  company  headquartered  in Indiana with operations  in several states.  Ms.  Orullian is also on the Board of Directors of several other  non-publicly traded  companies in Colorado and Utah.  In  addition,  she is past  National  President  and  former  Chair of the Girl  Scouts  of the USA.  Among numerous other business and civic activities,  Ms. Orullian  currently sits on the Colorado Supreme Court Disciplinary Hearing Board, and serves on the Board of Directors of Colorado Public
Television / KBDI,  Channel  12-TV.  She was awarded a Doctorate in Humane Letters from Whittier College in 2004.

Jeff S. Potter
Age 45
Director since May 2001

Mr. Potter has been the President and Chief Executive Officer of Frontier since April 2002.  Mr. Potter rejoined
Frontier as Executive Vice President and Chief Operating Officer in May 2001 and was appointed President of Frontier in August 2001.  Before re-joining Frontier in May 2001, he served as Chief Executive Officer of Vanguard Airlines from May 2000 to April 2001.  Prior to working for Vanguard Airlines, he was Vice President of Marketing for
Frontier from 1995 to April 2000.  He has over 18 years of airline and airline related experience, including regional director of commercial marketing for McDonnell Douglas Corporation and various positions with Pacific
Southwest Airlines, Continental Airlines, Northwest Airlines, and the former Frontier Airlines.

James B. Upchurch
Age 45
Director since October 1998

Mr. James B. Upchurch has been a member of Frontier's Board since October 1998.  Mr. Upchurch is the President and Chief Executive Officer of Caltius Capital Management, LP. He actively manages the investing and lending of approximately $500 million of capital committed to several mezzanine debt and private equity partnerships.  Mr.
Upchurch is also a member of the Boards of several Caltius portfolio companies, none of which are publicly traded or affiliates of Frontier.

                               Board Meetings, Committees, and Corporate Governance

During the fiscal year ended March 31, 2004, the Board of Directors held a total of 10 meetings and authorized two additional actions by written consent in lieu of meeting.  All incumbent directors attended at least 75% of the meetings of the full board and the meetings of the committees on which they served.

It is Frontier's policy that each director is expected to attend the annual meeting of shareholders.  All eight directors attended last year's annual shareholders meeting.  Ms. Engels was named a director in April 2004.

Independence

Each of the directors other than Mr. Addoms, Chairman of the Board, and Mr.Potter, President and Chief Executive
Officer, qualify as "independent" under the NASDAQ rules.  The NASDAQ independence definition includes objective measures that disqualify a director from being independent, including whether the director is an employee of the company or has engaged in various types of business dealings with the company.  These objective measures assist the Board in making determinations  of  director independence  under the  NASDAQ rules.  The  Board makes  a determination regarding the independence of each director annually based on all relevant facts and circumstances.
Although a director who is not disqualified under the NASDAQ rules will be presumed to be independent (except for purposes of serving as a member of the Audit Committee), the Board may make an affirmative determination that a director is not independent based on its review of other factors.

Applying these standards and the NASDAQ independence criteria, the Board has made a subjective determination as to each independent director that no relationships exist that in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors and Frontier with regard to each director's business and personal activities as they may relate to Frontier and its management.

Committees

Frontier's Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate
Governance Committee.

Audit Committee.  During the fiscal year ended March 31, 2004, the members of the Audit Committee were D. Dale
Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian, and James B. Upchurch, each of whom is an
"independent director" as currently defined by applicable law and NASDAQ rules.  The Audit Committee is responsible for appointing the independent auditors of Frontier, reviewing all recommendations of Frontier's independent auditors and Frontier's internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by Frontier, reviewing Frontier's periodic reports filed with the Securities and Exchange
Commission ("SEC") and otherwise overseeing Frontier's financial reporting. The Audit Committee also determines whether management has established a system to promote the accuracy and completeness of Frontier's financial statements and other publicly disclosed information.  Additionally, the Audit Committee selects, engages, compensates, and oversees Frontier's independent auditors and pre-approves all services to be performed by them.
The roles and responsibilities of the Audit Committee are described in detail in an amended Audit Committee charter the Board of Directors adopted in May 2004.  The Audit Committee Charter is attached to this Proxy Statement as
Exhibit A.

The Board of Directors has determined that each member of the Audit Committee meets the experience and independence standards required under the NASDAQ rules and Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the "Act").  No member of the Audit Committee serves on the audit committee of more than three public companies.  The Board of Directors has determined that James B. Upchurch qualifies as an "audit committee financial expert," serves on the Audit Committee, and is an independent director.  The designation of this audit committee financial expert is a SEC disclosure requirement related to his experience and understanding of certain accounting and auditing matters.  The designation does not impose any greater duties, obligations, or liability upon this member than are generally imposed on Audit Committee members.

The Board will continue to monitor the standards for director independence established by applicable law or NASDAQ rules and will ensure Audit Committee members continue to meet those standards.  Additional information concerning the composition and role of the Audit Committee is set forth under the caption "Audit Committee Report," which appears below in this Proxy Statement.

Compensation Committee.  During the fiscal year ended March 31, 2004, the members of the Compensation Committee were
Hank Brown, D. Dale Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian, and James B. Upchurch, each
of whom is an "independent director" as currently defined by applicable law and NASDAQ rules.   The duties of the
Compensation Committee include recommending to the Board of Directors the compensation to be provided to Frontier's executive officers and the administration of Frontier's stock option plans, including reviewing and granting stock options to eligible employees.  The Compensation Committee did not separately meet during the fiscal year, as its functions were performed by action of the entire Board of Directors.  However, Jeff Potter, an executive officer who is also a director, did not participate in discussions regarding his individual compensation.  A majority of the independent directors approved all decisions made by the Compensation Committee.  Additional information concerning the composition and role of the Compensation Committee is set forth under the caption "Compensation Committee
Report," which appears below in this Proxy Statement.

Nominating and Corporate Governance Committee.  During the fiscal year ended March 31, 2004, the members of the
Nominating Committee were Hank Brown, D. Dale Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian, and
James B. Upchurch, each of whom is an "independent director" as currently defined by applicable law and NASDAQ rules.  The Nominating Committee did not separately meet during the fiscal year, as its functions were performed by action of the entire Board of Directors.  A majority of the independent directors approved all decisions made by the
Nominating Committee.  In May 2004, the Nominating Committee was renamed the Nominating and Corporate Governance
Committee.  The duties of the Nominating and Corporate Governance Committee include identifying and recommending qualified individuals to serve as members of the Board, determining the size of the Board, recommending directors for appointment to Board committees, and evaluating the Board's performance.  The roles and responsibilities of the
Nominating and Corporate Governance Committee are described in detail in a written charter adopted by the Board in
May 2004.  A current copy of the Nominating and Corporate Governance Committee Charter is available on Frontier's website at www.frontierairlines.com.  During fiscal year 2005, the Nominating and Corporate Governance Committee will assist the Board of Directors and each of the Board committees in conducting a self-evaluation to assess their effectiveness.

Consideration of Director Nominees

In making its recommendations regarding nominees to serve on the Board of Directors, the Nominating and Corporate
Governance Committee reviews an individual's qualifications including a determination as to the independence of the candidate based on the independence requirements described above. If the nominee is being evaluated for re-nomination to the Board of Directors, the Committee will assess the prior performance of the director. The
Committee will also periodically review the composition of the Board of Directors in light of its current challenges and needs and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

Shareholder Recommendations.   The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors that a shareholder submits in writing.  The Committee will consider candidates a shareholder recommends in the same manner other candidates are considered.  A shareholder wishing to recommend an individual to stand for election as a director at an annual or special meeting of the shareholders must provide written notice of the recommendation, including (a) the name and address of the shareholder making the recommendation; (b) the information regarding the shareholder's recommended nominee(s) as would be required to be included in Frontier's proxy statement filed under the proxy rules of the SEC if the Board elects to nominate the nominee(s); (c) a representation of the shareholder as to the number of shares of stock of Frontier the shareholder beneficially owns and the shareholder's intent to appear in person or by proxy at the meeting to propose such nomination; (d) the written consent of the nominee(s) to serve as a member of the Board if so nominated and elected; and (e) any additional information the Committee requests.  The shareholder notice with appropriate supporting documentation and information should be submitted in writing to the Nominating and Corporate Governance Committee c/o David Sislowski,
Corporate Secretary, Frontier Airlines, Inc., 7001 Tower Road, Denver, Colorado 80249.

Each shareholder recommendation will be processed expeditiously upon receipt of the shareholder notice with appropriate supporting documentation and information.  If the Nominating and Corporate Governance Committee
determines that a shareholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of shareholders. Shareholders who are recommending candidates for nomination in connection with the next annual meeting of shareholders should submit their shareholder notice with appropriate supporting documentation and information no later than March 1st of the year of that meeting.

Shareholder Nominations.   Shareholders who wish to nominate a person for election as a director (as opposed to making a recommendation to the Nominating and Corporate Governance Committee) must follow the procedures described under "Shareholder Proposals" below.

Corporate Governance

The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all Frontier directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, and the Controller.
A current copy of the Code of Business Conduct and Ethics is available on Frontier's website at
www.frontierairlines.com.  Any amendments to, or waivers from, any provision of the Code of Ethics applicable to Frontier's Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed by posting the information on Frontier's internet website at www.frontierairlines.com within five business days.

Communicating with Directors

Frontier shareholders may send communications to the Board as a whole or the independent directors as a group.
Any shareholder who wishes to communicate with the Board may do so by writing Frontier's Corporate Secretary, 7001
Tower Road, Denver, Colorado 80249.  The Corporate Secretary will review all correspondence, and will regularly forward to the Board a summary of all correspondence received and copies of correspondence the Corporate Secretary determines to be of significant importance to the functions of the Board or otherwise requires the Board's attention.
The Board may at any time review all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any of the correspondence.  Each communication must state the full name of the shareholder and, if the shareholder is not a record holder of Frontier stock, should be accompanied by appropriate evidence of stock ownership (such as an accounting statement showing ownership of Frontier stock).

                                                Director Compensation

Mr. Potter is the only director who is also a Frontier employee.  Mr. Potter does not  receive  any  additional compensation for serving as a director.  Mr. Addoms retired from Frontier in April 2002 and receives compensation under the terms of his severance agreement as detailed below, but does not otherwise currently receive any additional compensation for serving as a director.

During the fiscal year ending March 31, 2004, each director, other than Mr. Potter, Mr. Addoms, Mr. Brown, and Ms.
Engels, received an annual fee of $20,000 and an option for the purchase of 5,000 shares of Frontier's common stock.  Since Mr. Brown did not serve a full year on the Board, he received an annual fee of $15,000 and an option for the purchase of 5,000 shares of Frontier's common stock.  Frontier reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board and Committees on which they serve, and permits them, their spouses, and dependent children to fly without charge on Frontier's scheduled flights on a stand-by basis.

Samuel D. Addoms Severance Agreement.  On April 1, 2002, Frontier entered into a Director Compensation Agreement with Samuel D. Addoms, Chairman of the Board of Directors and former President and Chief Executive Officer of
Frontier.  The agreement provides that he is entitled to (a) compensation of $75,000 per year for five years as long as he remains a member of Frontier's Board of Directors, (b) an option to purchase 200,000 shares of Frontier's stock under the 1994 Stock Option Plan at an exercise price of $17.00 set on April 1, 2002, which become exercisable in three equal installments on April 1, 2002, December 31, 2003, and April 1, 2004, (c) free lifetime air travel on
Frontier's airline for Mr. Addoms and his spouse, (d) such group health, life insurance and other benefits for Mr.
Addoms and his eligible dependents as are provided to, and for the same rates as, Frontier's officers, during Mr.
Addoms' employment by Frontier, and (e) continued employment by Frontier for five years at an annual salary of
$25,000.  In connection with this agreement Mr. Addoms agreed not to become employed by or provide consulting services to any air carrier that competes with Frontier for so long as he remains an employee or director of
Frontier.  This agreement superseded the termination agreement executed by Mr. Addoms and Frontier during the fiscal year ended March 31, 1999.

                                                      PROPOSAL 2
                                      APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

The Board of Directors is proposing for shareholder approval the Frontier Airlines, Inc. 2004 Equity Incentive
Plan (the "2004 Plan").  In July 2004, the Board unanimously approved and adopted the 2004 Plan to govern stock awards to directors, officers and other employees selected to participate in the 2004 Plan, and to replace
Frontier's 1994 Stock Option Plan that expired in March 2004.  The Compensation Committee and the Board firmly believe that a broad-based equity incentive program is a necessary and powerful employee incentive and retention tool that benefits all of Frontier's shareholders.  The following summary of certain major features of the 2004
Plan is subject to the specific provisions contained in the full text of the 2004 Plan as set forth in Exhibit B.

Approval of the 2004 Plan requires the affirmative vote of the majority of the shares represented and entitled to vote at the meeting.  The Board of Directors recommends that you vote FOR the approval of the 2004 Equity Incentive
Plan.

Approval of the 2004 Plan is intended to enable Frontier to achieve the following objectives:

1.  The continued ability to offer stock-based incentive compensation to eligible employees and non-employee directors.  Since the expiration of Frontier's 1994 Stock Option Plan, Frontier has not been able to issue equity incentives to its newly hired executives or internally promoted personnel.  The ability to grant equity incentives is an integral element of Frontier's overall compensation philosophy, which recognizes that Frontier's executives and other personnel may not be paid base salaries commensurate with other companies competing for talented employees.

2.  The ability to use various equity compensation tools, including stock options, restricted stock or stock units, performance-based stock awards or stock appreciation rights, as deemed appropriate by the Compensation Committee and management to maintain Frontier's competitive ability to attract, retain and motivate employees.  A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future.  Restricted stock is a share award conditioned upon continued employment, the passage of time or the achievement of performance objectives.  A stock unit is the right to receive the market price of a share of stock, either in cash or in stock, in the future.  A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.  Frontier has historically used stock options as its sole form of equity compensation.  Frontier intends to continue to use equity incentives on a limited basis as necessary for the attraction, retention and motivation of employees, and to align the interests of executive management with those of Frontier's shareholders.

3.  The furtherance of many compensation and governance best practices.  The 2004 Plan prohibits stock option repricing, as well as the use of discounted stock options and reload option grants, and contains no evergreen features (evergreen features provide for automatic replenishment of authorized shares available under the plan).
The shorter five-year duration of the 2004 Plan is intended to balance Frontier's objective of regularly submitting its equity compensation plans to a shareholder vote with the need to continue to provide appropriate incentives for achievement of company performance objectives.  This shorter duration will also give Frontier greater flexibility to respond to market-competitive changes in equity compensation practices.

Background on Stock Compensation at Frontier

The use of stock options has been a vital component of Frontier's compensation philosophy, based on the principle that any long-term pay-for-performance incentive compensation should be closely aligned with shareholders'
interests.  Frontier believes that it has been successful in achieving this objective through the use of fixed-price stock options for the majority of its eligible employees.  Fixed-price stock options align eligible employees'
interests directly with those of other shareholders, because an increase in stock price after the date of award is necessary for these employees to realize any value, thus rewarding these employees only upon improved stock price performance.

Frontier believes that Stock options, the core of Frontier's long-term employee incentive and retention program in the past, have been effective in enabling Frontier to attract and retain the talent critical for the continued
improvement and growth of its operations.  Broad-based stock options focus eligible employees on these performance improvement goals, and have embedded in Frontier's culture the necessity for these employees to think and act as shareholders.  Frontier's general compensation philosophy is that total cash compensation should vary with its achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with shareholders' interests.

Frontier's compensation programs include base salary that is typically below that of its identified competitor companies (both a cross-industry subset of companies as well as an airline industry subset of companies generally considered to be comparable to Frontier), as well as a significant focus on pay-for-performance through the combination of equity incentives and cash incentive compensation tied to company earnings goals.  Frontier's total compensation goal is to deliver lower total compensation than its competitor companies in periods of poor company performance, but provide a premium for superior company performance (see "Report of the Compensation Committee on
Executive Compensation" for additional information on Frontier's pay-for-performance compensation programs).

Without equity incentives, Frontier would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of Frontier.  These cash replacement alternatives would then reduce the cash available for investment in additional aircraft, other capital improvements, or other uses.  In determining the type and number of equity incentives granted or issued under the 2004 Plan, Frontier will balance the cost to it of the various forms of equity incentives authorized under the Plan, the dilution effect of any grants or issuances, and the goal being sought through the award of the incentives.

The 2004 Plan also authorizes Frontier to award performance-based equity incentives and develop the nature of the performance criteria that would need to be met before vesting.  Frontier has not historically used performance-vested stock options because stock options already require performance in terms of stock price appreciation for the employee to receive any benefit, and are therefore directly aligned with shareholders'
interests.  While fixed price options are inherently tied to the objective performance of Frontier's stock, there may be circumstances in which certain non-stock performance criteria may be needed in order to motivate the achievement of critical financial or operational performance targets.

Frontier strongly believes that its stock option programs have been integral to its success in the past and its ability to grant awards from a broader menu of equity incentives will be important to its ability to achieve consistently superior performance in the years ahead.  Frontier believes that consistently superior performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved company performance and shareholder returns.  Therefore, Frontier considers approval of the 2004 Plan vital to its future success.

Key Terms

The following is a summary of the key provisions of the 2004 Plan.

2004 Plan Term:  September 13, 2004 to September 12, 2009

Eligible Participants: All full-time director and officer level employees of Frontier, and such other Frontier employees as may be identified by the Compensation Committee from time to time where legally eligible to participate, and Frontier's non-employee directors.

Shares Authorized: 2,500,000, subject to adjustment only to reflect stock splits and similar events.

Dilution:  Including the shares authorized under the 2004 Plan and the outstanding grants issued under Frontier's
1994 Stock Option Plan, dilution is 12.5% of the total outstanding common stock and shares reserved for the 1994
Stock Option Plan and 2004 Plan:

Award Types:
(1) Non-qualified and incentive stock options
(2) Restricted stock
(3) Stock units
(4) Stock appreciation rights

Award Terms:  Shares may be used for long-term executive retention stock option grants having a term no longer than
10 years.

162(m) Share Limits: The 2004 Plan requires that grants to any individual during any year be limited in order to qualify under Section 162(m) of the Tax Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives.

Shares Authorized for Restricted Stock or Restricted Stock Units: Maximum of 500,000 shares

Vesting: Determined by the Compensation Committee within the following limits (subject to exceptions for death, disability or retirement):

(1)  Restricted stock or stock units will not vest in less than pro rata installments over three years unless vesting is based on the achievement of performance criteria, in which case such awards will not vest in less than one year.

(2)  Stock options or stock appreciation rights, other than those granted to non-employee directors, shall not first become exercisable in less than one year.

(3)  Performance vesting criteria, if any, will be established by award at grant date.

Not Permitted:
(1)  Granting stock options or stock appreciation rights at a price below market price on the date of grant.

(2)  Repricing, or reducing the exercise price of a stock option or stock appreciation right without shareholder approval.

(3)  Reload grants or the granting of options conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.

(4)  Granting of stock options or stock appreciation rights first exercisable within one year of the date of grant, other than upon the death, disability or retirement of the participant, or grants to non-employee directors.

(5)  Granting equity incentives covering more than 10,000 shares of Frontier's stock to an outside director annually.

Awards

The 2004 Plan allows the Compensation Committee to grant stock options, stock appreciation rights, restricted stock or stock units, any or all of which may be made contingent upon the achievement of performance criteria.
Subject to plan limits, the Compensation Committee has the discretionary authority to determine the size and timing of an award and the vesting requirements related to the award.  The addition of performance-based requirements will be considered in light of Frontier's total compensation program and the significant level of pay-for-performance requirements already incorporated into its compensation practices.

Non-Employee Director Awards

Non-employee directors may receive a grant of stock options, restricted stock, or stock units once each fiscal year for a number of shares established by the Board, but no more than 10,000 shares.  If a non-employee director is elected to begin serving on a date other than the normal grant date, the grant for that director will be made at the first meeting of directors attended by that director, and the award will be for a prorated number of shares.

Vesting and Exercise of Stock Options

The exercise price of stock options granted under the 2004 Plan may not be less than the market value (the average of the high and low market price) of the common stock on the date of grant. The option term may not be longer than
10 years in the case of stock options vesting in full in five or more years (long-term executive retention grants).
The Compensation Committee will determine at the time of grant when each stock option becomes exercisable, including the establishment of required performance vesting criteria, if any, provided that no employee stock option may be exercised less than one year from the date of grant (except upon the death, disability or retirement of the participant).  Frontier may require, prior to issuing common stock under the 2004 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements.

Vesting of Restricted Stock and Stock Unit Awards

The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock and stock unit awards contingent upon continued employment with Frontier, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.  Except in the case of death, disability or retirement of the participant or stock issued upon exercise or settlement of options or stock appreciation rights, restricted stock and stock unit awards that are contingent upon the achievement of performance objectives will not vest in less than one year from the date of grant unless being granted to non-employee directors, and awards that are contingent upon continued employment or the passage of time will not fully vest in less than pro rata installments over three years from the date of grant.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code.
To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m), the performance criteria will be imposed either individually, alternatively or in any combination, applied to Frontier and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Compensation Committee in the award.  Examples of possible performance criteria that the Compensation Committee may identify are:

o Cash flow
o Earnings per share
o Earnings before interest, taxes, depreciation, and amortization
o Return on equity
o Total shareholder return
o Share price performance
o Return on capital
o Return on assets or net assets
o Revenue
o RASM or CASM
o Income or net income
o Operating income or net operating income
o Operating profit or net operating profit
o Operating margin or profit margin
o Return on operating revenue
o Return on invested capital
o On-time, lost baggage, or other operational performance measures
o Customer satisfaction

To the extent that an award under the 2004 Plan is designated as a "performance award," but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.  The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria described above to exclude any of the following events that occur during a performance period:

o Asset write-downs;
o Litigation or claim judgments or settlements;
o The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;
o Accruals for reorganization and restructuring programs; and
o Any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in
management's discussion and analysis of financial condition and results of operations appearing in Frontier's annual report to shareholders for the applicable year.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of restricted stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2004 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award.

Administration

The Compensation Committee, which is made up entirely of independent directors, will administer the 2004 Plan.  The
Compensation Committee will select the Frontier employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2004 Plan, establish the terms, conditions and other provisions of the grants.  The Compensation Committee may interpret the 2004 Plan and establish, amend and rescind any rules relating to the 2004 Plan.  The Compensation Committee may delegate certain administrative or ministerial functions under the 2004 Plan to one or more officers of Frontier.

Amendments

The Board may terminate, amend or suspend the 2004 Plan, provided the Board may not take any action (except those described in "Adjustments") without shareholder approval to:

(1)  Increase the number of shares that may be issued under the 2004 Plan;
(2)  Permit granting of stock options at less than the market price;
(3)  Permit the repricing of outstanding stock options;
(4)  Amend the maximum shares set forth that may be granted as stock options, stock appreciation rights, restricted stock or stock units to any participant or in total;
(5)  Extend the term of the 2004 Plan;
(6)  Change the class of persons eligible to participate in the 2004 Plan; or
(7)  Otherwise implement any amendment required to be approved by shareholders under NASDAQ or SEC rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of Frontier's common stock, or any similar event affecting Frontier's common stock, the Compensation Committee will adjust the number and kind of shares available for grant under the
2004 Plan, and subject to the various limitations set forth in the 2004 Plan, the number and kind of shares subject to outstanding awards under the 2004 Plan, and the exercise or settlement price (if applicable) of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Frontier on outstanding stock options, stock appreciation rights, restricted stock and stock units granted under the 2004 Plan will be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the 2004 Plan.  Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

Stock option grants under the 2004 Plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code.  Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by Frontier.
Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price.  Frontier will be entitled to a corresponding deduction on its income tax return.  A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied
(except that alternative minimum tax may apply), and Frontier will receive no deduction when an incentive stock option is exercised.  The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option.  Frontier may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

The tax consequences of options granted under the 2004 Plan are complex and depend in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the plan under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Tax Code, as well as administrative and judicial interpretations of the Tax Code as in effect on the date of this description. If federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate. This section does not consider state, local, or foreign tax consequences nor does it discuss the effect of gift, estate, or inheritance taxes.

As described above, Frontier may structure awards of stock options granted under the 2004 Plan in order to qualify them as  "performance-based compensation" under Section 162(m) of the Tax Code.  This allows Frontier to preserve federal income tax deductions with respect to annual compensation in excess of $1 million paid to one of Frontier's five most highly compensated executive officers.  To so qualify, options must be granted under the 2004 Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the 2004 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year.

No taxable income is reportable when a stock appreciation right is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of Frontier common stock received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Unless the participant files an election to be taxed under Section 83(b) of the Tax Code, (A) the participant will not realize income upon the grant of restricted stock, (B) the participant will realize ordinary income and Frontier will be entitled to a corresponding deduction when the restrictions have been removed or expire and (C) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire.  If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and Frontier will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

A participant holding restricted stock units will not be taxed until those units are actually paid out (whether in the form of shares or cash), at which time the participant will realize ordinary income in an amount equal to the fair market value of the units and any cash received at the time of payout, and Frontier will be entitled to a corresponding deduction for federal income tax purposes.

When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

New Plan Benefits

The Compensation Committee, in its discretion, determines the awards that will be paid to participants under the
2004 Plan in any particular fiscal year.  Accordingly, the awards under the 2004 Plan are not determinable at this time.

For a discussion of Frontier's executive compensation philosophy, see "Report of the Compensation Committee on
Executive Compensation."

                                    EXECUTIVE OFFICERS OF FRONTIER

In addition to Jeff Potter, the President and Chief Executive Officer, who is also a director of Frontier, the following executive officers are not directors and serve at the discretion of the Board.  Each of the officers devotes his or her full-time efforts to the affairs of Frontier.

              Name                                      Position                                  Age
          Ann E. Block                    Senior Vice President - In-Flight                        54
                                          and Administrative Services

          Sean E. Menke                   Senior Vice President - Chief                            35
                                          Operating Officer

          Paul H. Tate                    Senior Vice President - Chief                            53
                                          Financial Officer

          Gregory D.                      Vice President - Marketing and                           51
          Aretakis                        Revenue Management

          Ronald L.                       Vice President - Maintenance and                         55
          McClellan                       Engineering

          William F.                      Vice President - Director of                             64
          McKinney                        Operations

          Thomas W.                       Vice President - Aviation Safety                         47
          Nunn                            and Security

          Elissa A.                       Vice President, Controller and                           47
          Potucek                         Treasurer

          David                           Vice President - Administration and                      52
          Sislowski                       General Counsel; Secretary

          James W.                        Vice President - Flight Operations                       40
          Sullivan, Jr.

          Clifford C.                     Vice President - Customer Service                        48
          Van Leuven

Ann E. Block has been Senior Vice President - In-Flight and Administrative Services of Frontier since November
2003.  Prior to this appointment, she served as Vice President-Human Resources and In-Flight Services for Frontier.
Before joining Frontier in June 2000, she served as Director-Human Resources Strategy and Services for BlueCross
BlueShield of Colorado.  From 1971 to 1996, she served in various capacities with Public Service Company of
Colorado.  From 1996-1997, she served as Director-Total Compensation for HR Source, Inc.

Sean E. Menke has served as Senior Vice President - Chief Operating Officer of Frontier since July 2004, and was the
Senior Vice President-Marketing from November 2003 to June 2004.  He served as Vice-President-Marketing and Planning from June 2000 to November 2003.  Prior to this appointment and since joining Frontier in January 1999, he served as
Director-Planning and Scheduling.  He joined Frontier Airlines from United Airlines, where he served as Senior
Planner, Domestic Scheduling.  From 1995 through 1998, he was employed by Western Pacific Airlines as Director,
Planning and Manager of Economic Analysis.  Between 1992 and 1995, he held various positions with America West
Airlines, including Senior Analyst, Market Development; Economic Analyst and Customer Service Supervisor.

Paul H. Tate joined Frontier as Vice President and Chief Financial Officer in October 2001 and was appointed Senior
Vice President in May 2003.  Prior to joining Frontier, he was Executive Vice President & Chief Financial Officer
for Colgan Air, Inc., a U.S. Airways express carrier. His 20 years of aviation experience includes positions with
Atlantic Coast Airlines Holdings, Inc., where he served as Senior Vice President-Finance and Chief Financial
Officer; Reno Air, Inc., where he served as Vice President-Finance and Chief Financial Officer; and Midway Airlines,
Inc., where he served as Vice President-Information Systems and Vice President/Controller.

Gregory D. Aretakis has been Vice President-Planning and Revenue Management for Frontier since November 2003.  He joined Frontier in November 2002 as the Senior Director of Planning and Revenue Management.  Prior to joining
Frontier, he was the Vice President of Market Planning for Vanguard Airlines from July 2000 to September 2002, and was the co-founder and vice president for Shuttle America Corporation from January 1997 to July 2000.  From 1993 to
1997, Mr. Aretakis served as Vice President at Savoy Capital, a financial and advisory company active in aviation.
From 1981 until 1993, Mr. Aretakis served in a number of key roles at Continental Airlines, its holding company and subsidiaries, including serving as Vice President of Schedule Planning from 1987 to 1993.

Ronald L. McClellan has been Vice President-Maintenance and Engineering for Frontier since January 2002.  He has over 35 years of aviation and maintenance experience.  Prior to joining Frontier, Mr. McClellan was the Vice
President of Maintenance and Engineering with Vanguard Airlines for five years.  Prior to joining Vanguard Airlines, he was the managing director of aircraft acquisitions at TransWorld Airlines and held a number of key aircraft maintenance positions at Continental Airlines, People Express Airlines and New Jersey based Executive Air Fleet.
Mr. McClellan served two terms in the United States Air Force, including service as a crew chief with the United
States Air Force Thunderbirds from 1973 to 1975.

William F. McKinney has served as Vice President-Director of Operations since April 2004, and served as Vice
President-Flight Operations from April 2001 to April 2004.  Prior to joining Frontier, he was Vice
President-Operations for Vanguard Airlines, a position he held from March 1996 to April 2001.  Prior to Vanguard
Airlines, he held a variety of positions with Trans World Airlines ranging from pilot to General Manager-Flying,
Western Region (Chief Pilot), from 1967 to 1996.

Thomas W. Nunn has served as Vice President-Aviation Safety and Security since May 2003.  He joined Frontier in July
2001 as Director-Aviation Safety and Regulatory Compliance.  Prior to joining Frontier, he was Director of Emergency
Management for Northwest Airlines from 1996 to 2001.  From 1991 to 1996, he served as Director of Operations
Analysis and held various other positions with Northwest Airlines from 1983 to 1991.  Mr. Nunn also served in the
United States Marine Corps.

Elissa A. Potucek has been Controller/Treasurer of Frontier since June 1995 and Vice President since September
1996.  From 1991 to 1995, she was Controller of Richardson Operating Company and Richardson Production Company, an
oil and gas company based in Denver, Colorado. She served from 1990 to 1991 as Controller of Coral Companies, Inc.,
Denver, Colorado, having earlier held accounting positions with US West Paging, Inc. (1988-1989), and KPMG Peat
Marwick LLP (1985-1988).

David Sislowski has been Vice President-Administration, General Counsel and Secretary since April 2002.  Prior to joining Frontier, he served as general counsel at two different Denver asset-based finance institutions.  From 1993 to 1999, he served as Vice President & Operations Manager and Corporate Counsel for MetLife Capital Corporation in
Bellevue, Washington.  He was in private practice at Bogle & Gates and Davis, Wright Tremaine in Seattle, Washington
from 1988 to 1993, where his practice concentrated on aircraft finance and asset-based structured finance.  He graduated with honors from Case-Western Reserve University in Cleveland, Ohio and from the University of Washington
School of Law.

James W. Sullivan, Jr. has been Vice President - Flight Operations since April 2004.  He has been a Frontier pilot since 1994, and served as Frontier's Director of Flight Operations Training from October 2002 to April 2004.  Prior to this appointment, Sullivan spent more than seven years in the airline's training department as an instructor and check airman.  Prior to joining Frontier, Sullivan flew Lear Jets for AirNet Systems, a Part-135 cargo operator and spent two years with the U.S. Naval Academy as a civilian flight instructor for the USNA flight indoctrination program.

Clifford C. Van Leuven joined the Company in March 2004 as Vice President-Customer Service.  Prior to joining the
Company, he served as Vice President of Customer Service for Midwest Airlines in Milwaukee from 2001 to 2004 and
Director, Customer Service from February 2000 to August 2001.  He served as Director, Customer Service for Northwest
Airlines at New York La Guardia Airport from 1997 to 2000.  He has 25 years of airline customer service experience.

                                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                              OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Frontier's common stock as of
July 8, 2004 by:  (i) each director and nominee for director of Frontier; (ii) each named executive officer listed in the Executive Compensation Table; (iii) all directors and executive officers as a group; and (iv) each person who is known to Frontier to own beneficially more than five percent of Frontier's outstanding common stock.  Unless otherwise specified, the address of each person named is 7001 Tower Road, Denver Colorado 80249-7312.

                                                         Shares Beneficially              Percentage of
Name and Address of Beneficial Owner                           Owned                      Ownership (1)

Directors and Named Executive Officers:

Samuel D. Addoms                                               513,544 (2)                    1.4%
Hank Brown                                                       6,000 (3)                     *
D. Dale Browning                                                55,000 (4)                     *
Paul S. Dempsey                                                 35,500 (5)                     *
Patricia A. Engels                                                  0                          *
William B. McNamara                                             17,500 (6)                     *
B. LaRae Orullian                                               45,225 (7)                     *
James B. Upchurch                                              119,500 (8)                     *
Jeff S. Potter                                                  92,887 (9)                     *
Ann E. Block                                                   87,718 (10)                     *
Sean Menke                                                     63,754 (11)                     *
Paul H. Tate                                                   28,387 (12)                     *
William F. McKinney                                            42,050 (13)                     *

All directors and named executive officers                  1,271,804 (14)                    3.6%
as a group (17 persons)

Five Percent and Greater Shareholders:
FMR Corp.                                                   4,511,610 (15)                  12.82%
Edward C. Johnson 3d
Abigail P. Johnson
Fidelity Management & Research Company
82 Devonshire Street
Boston, Massachusetts 02019

T. Rowe Price & Associates                                  3,004,900 (16)                   8.50%
100 E. Pratt Street
Baltimore, Maryland 21202

*        Less than 1%
(1)      Unless otherwise indicated, Frontier believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within
         60 days from July 8, 2004 upon the exercise of options, warrants or convertible securities that are held by such person (but not those held by any other person).  This table assumes a base of 35,609,942 shares of common stock outstanding as of July 8, 2004, before any consideration is given to other outstanding options, warrants or convertible securities.
(2)      Includes 350,000 shares held under option, all of which are currently exercisable, 10,000 shares held by Mr. Addoms' spouse, and 5,544 vested shares allocated under Frontier's Employee Stock Ownership Plan
         ("ESOP").
(3)      Includes 5,000 shares held under option, all of which are currently exercisable.
(4)      Includes 10,000 shares held under option, all of which are currently exercisable.
(5)      Includes 32,500 shares held under option, all of which are currently exercisable.
(6)      Includes 17,500 shares held under option, all of which are currently exercisable.
(7)      Includes 5,000 shares held under option, all of which are currently exercisable.
(8)      Includes 25,000 shares held under option, all of which are currently exercisable, 20,000 shares held in trust for his sons, and 1,500 held by his spouse.
(9)      Includes 70,000 shares held under option, all of which are currently exercisable, and 5,387 vested shares allocated under the ESOP.
(10)     Includes 86,000 shares held under option, all of which are currently exercisable, and 1,718 vested shares allocated under the ESOP.
(11)     Includes 62,000 shares held under option, all of which are currently exercisable, and 1,754 vested shares allocated under the ESOP.
(12)     Includes 25,000 shares held under option, all of which are currently exercisable, and 387 vested shares allocated under the ESOP.
(13)     Includes 41,000 shares held under option, all of which are currently exercisable and 1,050 vested shares allocated under the ESOP.
(14)     Includes 370,225 owned shares, 844,300 shares held under option that are exercisable within 60 days,
         25,779 vested shares allocated under the ESOP (including 678 shares allocated under the ESOP to an executive's spouse), and 31,500 shares held by directors' family members.
(15)     Reflects beneficial ownership as of December 31, 2003.  Information with respect to FMR Corp., Edward C.
         Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company is based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004.
(16)     Reflects beneficial ownership as of December 31, 2003.  Information with respect to T. Rowe Price is based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004.  These shares are owned by various individual and institutional investors that T. Rowe Price Associates, Inc. (Price Associates)
         serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of  reporting requirements under the Exchange Act, Price Associates is deemed to be a beneficial owner of these shares; Price Associates, however, expressly disclaims that it is the beneficial owner of these shares.

                                                EXECUTIVE COMPENSATION

The following table summarizes the cash and noncash compensation awarded to, earned by or paid to the Chief
Executive Officer of Frontier and the top four other executive officers of Frontier in the fiscal years ended
March 31, 2004, 2003, and 2002 who had total salary and bonus during fiscal year ending March 31, 2004 exceeding
$100,000.

                                                                                 Long Term
                                                           Annual Compensation  Compensation

                                                            Other                Securities
                                                           Annual    All Other   Underlying
Name and                                                  Compen-    Compen-     Options/
Principle                                                   sation     sation        SARs
Position                  Year  Salary ($)   Bonus ($)     ($)(1)     ($)(2)     Granted (#)

Jeff S. Potter (3)        2004  248,882       45,667       10,778        0         50,000
                          2003  240,385            0       12,425        0         50,000
                          2002  137,577       34,394        3,489        0         80,000

Paul H. Tate (4)          2004  166,699       30,469        3,854        0         40,000
                          2003  148,077            0        4,997        0         35,000
                          2002   59,877       14,969            0     44,063       30,000

Sean Menke                2004  157,914       28,917        9,680        0         10,000
                          2003  143,629            0       10,104        0         35,000
                          2002  103,212       25,803        6,028     22,100       30,000

Ann E. Block              2004  150,802       27,593        9,910        0         10,000
                          2003  138,077            0       10,653        0          5,000
                          2002  119,173       29,793        7,492        0         30,000

William F. McKinney       2004  149,327       27,400       10,584        0         30,000
                          2003  148,077            0       10,997        0         35,000
                          2002  120,615       30,153        4,887     40,868       30,000

(1)      Other annual compensation represents (i) the fair market value of shares contributed to the executive officers' accounts in Frontier's Employee Stock Ownership Plan ("ESOP") as of December 31 in each of the fiscal years indicated; and (ii) Frontier's contributions to the executive officers' 401(k) accounts as of December 31 in each of the fiscal years indicated.

         For the calendar year ended December 31, 2003, the respective officers' ESOP accounts held the following number of shares of common stock with corresponding values based on the closing price of the common stock on that date:  Mr. Potter - 5,387 shares valued at $76,980; Mr. Tate -967 shares valued at $13,816; Mr.
         Menke - 1,754 shares valued at $25,060; Ms. Block - 1,718 shares valued at $24,545; and Mr. McKinney -
         1,050 shares valued at $15,005.  Mr. Potter, Mr. Menke, Ms. Block, and Mr. McKinney are 100% vested in their ESOP accounts, while Mr. Tate is 40% vested.

         For the calendar year ended December 31,  2003,  Frontier made cash contributions to the executive  officers'
         401(k)  accounts as follows:  Mr.  Potter - $6,000;  Mr. Tate - $0; Mr. Menke - $6,000;  Ms. Block -- $6,473;
         and Mr. McKinney - $7,000.

(2)      All Other Compensation  includes one-time payments to executive  officers,  including amounts paid for relocation expenses and tuition reimbursement.

(3)      Mr. Potter rejoined Frontier in May 2001.

(4)      Mr. Tate joined Frontier in October 2001.

Option/SAR Grants in Last Fiscal Year

During the fiscal year ended March 31, 2004, Frontier granted options to purchase shares of its common stock to each of the Chief Executive Officer and the top four executives named above as shown in the following table.

                         Number of      Percent
                         securities     of Total    Exercise
                         underlying     Granted     or Base
                         option/SARs   In Fiscal     Price       Expiration     Grant Date
Name                      granted         Year       ($/S)          Date       Present Value

Jeff S.Potter             50,000          9.57%      $17.93       9/03/13        $560,020

Ann E.Block               10,000          1.91%      $10.45       2/28/14         $62,027

Sean E. Menke             10,000          1,91%      $10.45       2/28/14         $62,027

Paul H. Tate              10,000          1.91%       $6.15       5/21/13         $46,593
                          30,000          5.74%      $16.97      10/01/13        $293.046

William F. McKinney       30,000          5.74%       $5.95       4/22/13        $134,311

(1) Calculated using the Black-Scholes method with the following assumptions and adjustments: a risk-free interest rate ranging from 2.32% to 3.5% depending upon the grant date; a dividend rate of $0; a volatility factor of the expected market price of Frontier's common stock ranging from 66.5% to 101.4% depending upon the grant date; and an expected life of 5 years.  No downward adjustments were made to the resulting grant-date option values to account for potential forfeiture or non-transferability of the options in question. Because the Black-Scholes model was not developed for executive options and requires the use of assumptions primarily based on conditions in effect at the time of grant (and not over the term of the option), it provides only a theoretical estimate of the value of these options.  Frontier is not aware of any option pricing model that can provide a true assessment of the value of the executive stock options.  Over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth certain information regarding options exercised during the fiscal year ended
March 31, 2004 by the Chief Executive Officer and other executive officers of Frontier named in the table above.

                            Number       Value          Number of Securities         Value of Unexercised
                              on        Realized       Underlying Unexercised      In-The-Money Options at
Name                        Exerise       ($)         Options at March 31, 2004       March 31, 2004 ($)

                                                     Exercisable  Unexercisable   Exercisable  Unexercisable

Jeff S. Potter               -0-         -0-            42,000       138,000          -0-           -0-

Paul H. Tate                 -0-         -0-            23,000        82,000        $61,680      $216,820

Sean E. Menke                -0-         -0-            45,500        61,000        $91,860       $69,270

Ann E. Block                 -0-         -0-            71,000        46,000       $169,830       $33,660

William F. McKinney          -0-         -0-            23,000        72,000          -0-        $134,100

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2004, Frontier's Compensation Committee consisted of Ms.Orullian and
Messrs. Brown, Dempsey, McNamara, Browning, and Upchurch.  There were no interlocking business relationships between Frontier and any member of the Compensation Committee created during the fiscal year.

Report of the Compensation Committee on Executive Compensation

Overall Policy

The Compensation Committee is comprised entirely of independent directors.  The Compensation Committee, in conjunction with Frontier's entire Board of Directors, determines the salary and total compensation of
Frontier's executive officers.  The Committee's consideration of and decisions regarding executive compensation are guided by a number of factors described below.  The objectives of Frontier's total executive compensation package are to attract and retain executive talent, to motivate Frontier's executives to achieve goals consistent with Frontier's business strategy, to align executive and shareholder interests, and to provide a compensation package that recognizes an executive's individual results and contributions in addition to Frontier's overall business results.  The key elements of Frontier's executive compensation consist of salary, equity incentives, and bonuses.

Salaries

The Compensation Committee, in conjunction with Frontier's entire Board of Directors, determines salary levels of Frontier's executives.  However, Jeff Potter, an executive officer who is also a director, does not participate in discussions and decisions regarding his individual compensation.  Because the Compensation Committee does not intend to target the base salary levels in effect for the executive officers at a designated percentile of the salary levels in effect for other companies in the airline industry, there is no meaningful correlation between
Frontier's salary levels and those in effect at companies taken into account in the Peer Group Index used for purposes of the stock price performance graph that follows this report.

Salaries for executive officers are determined by evaluating the responsibilities of the position held, the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other airlines.

The salary levels of the executive officers of Frontier for the next fiscal year are generally established by the
Compensation Committee at fiscal year-end.  Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer.

Equity Incentives

In the past the Compensation Committee, with concurrence of the Board of Directors, has used stock options as the primary tool for providing equity incentives to the executive officers.

Under Frontier's 1994 Stock Option Plan, executive officers were typically granted three tranches of 30,000 stock options.  The first tranche would be granted on the date of their hiring or promotion, and the second and third tranches were granted on the first and second anniversaries of such date.  If an executive officer had received a stock option grant prior to promotion, those options reduced the total number granted at the time of promotion to an executive officer.  All stock options granted to executive officers were priced at market value on the date of grant, vested in five equal installments, and expired ten years from the date of grant.

In September 2003, the Compensation Committee and the Board of Directors modified the option policies to provide that all option grants to executive officers, other than their initial tranche, be made on the same day in order to provide for common pricing among all executive officers.  In addition, the President & Chief Executive Officer of
Frontier was authorized to recommend to the Compensation Committee and the Board of Directors the issuance of up to
10,000 stock option grants per year to each executive officer in recognition of exceptional performance.  Final decision for the issuance of these options resides with the Compensation Committee.

Frontier's 1994 Stock Option Plan expired on March 10, 2004.  Under the long term incentive plan being proposed in this Proxy Statement, the Compensation Committee and the Board of Directors will be examining other alternatives to stock options for meeting the compensation goals outlined above for executive officers and other eligible employees.

Bonuses

In May 2003 and as amended in September 2003, the Compensation Committee and the Board of Directors adopted
Frontier's fiscal year 2004 bonus plan for employees and executive officers.  Under the plan, bonuses are awarded based on Frontier's fiscal year pre-tax profits.  Six percent of Frontier's pre-tax profits were first set aside to pay bonuses to Frontier's eligible employees other than executive officers and director-level employees.  Of the pre-tax profits remaining after setting aside this six percent pool for employees, one percent was used to pay bonuses to Frontier's director-level employees.  Finally, one percent of the then remaining pre-tax profits were set aside to pay bonuses to executive officers of Frontier.  All bonuses were paid pro rata based on salary levels.
Under this plan, the executive officers as a group received $274,000 in bonus payments for the fiscal year ending
March 31, 2004.

Compensation of the Chief Executive Officer.

The philosophy of the Compensation Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer's compensation to Frontier's success in enhancing shareholder value. The shareholders will benefit through the Chief Executive Officer's leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategies.

The above-described philosophy guided the Board of Directors in establishing Mr. Potter's compensation. Mr. Potter's compensation consists of base salary, bonus opportunity, and stock options. The Compensation Committee believes Mr.
Potter's base salary of $250,000 for fiscal year 2004 is within the range of salaries of CEO's in the airline industry.  Mr. Potter shared in the bonus pool for executive officers on the terms described above.  On September 4,
2004, Mr. Potter received options for 50,000 shares of common stock with an exercise price of $17.93.  The options vest in five equal installments beginning September 4, 2005 and on each anniversary thereof.  These options expire
September 3, 2014.  The Compensation Committee believes that Mr. Potter's total compensation is below the median level of comparable airlines with which Frontier competes for executive talent. The structure of Mr. Potter's compensation, in the view of the Board of Directors, aligns his interests with the total return to shareholders.

COMPENSATION COMMITTEE

                  D. Dale Browning - Chair    James B. Upchurch
                  B. LaRae Orullian           Hank Brown
                  Paul S. Dempsey             William B. McNamara

                                    REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in reviewing Frontier's financial reporting process. In fulfilling its responsibilities, the Audit Committee (1) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with Frontier's Chief Financial Officer and independent auditors prior to public release; (2) reviewed and discussed the audited financial information contained in the annual report with Frontier's Chief Financial Officer and independent auditors prior to public release; (3) obtained from the independent auditors a formal written statement describing all relationships between the auditors and Frontier that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence
Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence; (4) discussed with management, the internal auditors and the independent auditors the quality and adequacy of Frontier's internal controls and the internal audit function's organization, responsibilities, budget and staffing; and (5) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

In addition, the Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of Frontier as of and for the fiscal year ended March
31, 2004, with management and the independent auditors. Management is responsible for the preparation of Frontier's financial statements and the independent auditors are responsible for the examination of those statements. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Frontier's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment of KPMG LLP as Frontier's independent auditors, and the Board of Directors concurred in such approval.

AUDIT COMMITTEE MEMBERS

                  B. LaRae Orullian           D. Dale Browning
                  Paul S. Dempsey             William B. McNamara
                  James B. Upchurch

                                    ADDITIONAL INFORMATION

Performance Graph

The following graph shows the cumulative total shareholder return on Frontier's common stock compared to the cumulative total return of two other indices:  (i) The Nasdaq National Market Composite Index of U.S. Companies
(IXICN), and (ii) the Peer Group Index of similar line-of-business companies consisting of Midwest Express Airlines
(MEH), AirTran Holdings, Inc. (AAI), and JetBlue Airways Corporation (JBLU) (the "Peer Group"). JetBlue did not
begin trading until April 2002, and is not included in the Peer Group Index until fiscal year 2003.  The graph shows the value at the end of each of the last five fiscal years of $100 invested in Frontier's common stock or the indices on March 31, 1999, assumes reinvestment of dividends, and takes into account stock splits.  Historical stock price performance is not necessarily indicative of future stock price performance.

                            03/99        03/00         03/01        03/02        03/03        03/04
Frontier Airlines, Inc.    100.00       120.36        185.26       278.42        75.53       158.36
NASDAQ Market Index        100.00       200.91         83.11        77.81        56.22        82.81
Peer Group Index           100.00        96.23        120.46       103.32        82.53       137.14

Equity Compensation Plan Information

The following table sets forth certain information regarding Frontier's 1994 Stock Option Plan, as amended, which was approved by Frontier's shareholders, as well as equity compensation plans not approved by Frontier's shareholders.

                                                                                           Number of
                                              Number of                                    Shares
                                              Shares                Weighted               Available
                                              to be                 Average                for
                                              Issued                Exercise               Future
                                              on                    Price                  Issuance
                                              Exercise              of                     Under
                                              of                    Outstanding            Equity
                                              Outstanding           Options                Compensation
Plan Category                                 Options               ($)                    Plans

Plans approved by                             2,578,565             $11.06                  -0-
shareholders

Plans not approved by                         N/A                   N/A                     N/A
shareholders
_________________________

         (1)  Figures reflect the total options outstanding and available for issuance under Frontier's 1994 Stock
Option Plan.  Of the outstanding options listed, 1,407,899 are immediately exercisable at a weighted average price of $10.43.  These figures include the options for 200,000 shares granted to Samuel D. Addoms on April 1, 2002 under the Director Compensation Agreement that took effect upon his resignation as Chief Executive Officer.  See the section above entitled "Samuel D. Addoms Severance Agreement."  While the options for the 200,000 shares were granted to Mr. Addoms under the 1994 Stock Option Plan, the Director Compensation Agreement was entered into without shareholder approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Act requires Frontier's directors, officers and holders of more than 10% of Frontier's Common
Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Frontier. Frontier believes that during and for the fiscal year ended March 31, 2004, its officers, directors and 10% shareholders timely complied with all Section 16(a) filing requirements.

                                          SHAREHOLDER PROPOSALS

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and Frontier's bylaws.  If a shareholder wishes to have a proposal appear in Frontier's proxy statement for next year's annual meeting, under the regulations of the
Securities and Exchange Commission the proposal must be received by Frontier's corporate secretary at 7001 Tower
Road, Denver, Colorado 80249-7312 on or before March 18, 2005.  Any proposals received after June 3, 2005 will not be considered at Frontier's 2005 annual meeting.

                                       INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has acted as independent public accountants for Frontier continuously since 1994.  A representative of KPMG
LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

KPMG LLP was selected by the Board of Directors to perform the audit function for fiscal year 2004.  No independent public accountant has yet been selected to perform the audit function for fiscal year 2005.  It is expected that the
Audit Committee will approve the engagement of an auditor at a meeting to be held in September 2004, or subsequent thereto.

                                        Audit and Non-Audit Fees

The following table presents fees for audit services and other  professional  services provided by KPMG LLP for fiscal years 2004 and 2003:

                                               2004               2003
                                              Amount             Amount
Audit Fees                                  $347,000            $275,000

Audit-related Fees (1)                       127,400              61,200
      Audit and Audit-related Fees           474,400             336,200

Tax Fees (2)                                 133,600             47,400

     Total Fees                             $608,000           $383,600

(1)      Audit-related Fees consisted of professional consultations with respect to accounting issues affecting
         Frontier's financial statements, review of registration statements and issuance of consents, issuances of letters to underwriters, and audits for regulatory purposes.

(2)      Tax Fees consisted of tax compliance and consultations regarding the tax implications of certain transactions.

The Audit Committee of the Board of Directors has considered whether the non-audit related services provided by KPMG
LLP during fiscal 2004 are compatible with maintaining the independence of KPMG LLP.

                                             OTHER BUSINESS

This Proxy Statement describes all items of business that management will bring before the Annual Meeting.
Management knows of no other business to be presented.  If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

                                              ANNUAL REPORT

Frontier's 2004 Annual Report on Form 10-K, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.  The Annual Report on Form 10-K is also available on the Internet at www.frontierairlines.com in the Investor Relations section.

NOTE:             SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, USING THE
                  ENCLOSED POSTAGE PREPAID ENVELOPE.